UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael R. Bourque, Jr., Executive Vice President and Chief Financial Officer of Ocwen Financial Corporation (the Company or Ocwen), will resign effective June 22, 2018 in order to accept a position with another financial services company. Mr. Bourque’s resignation is not due to any disagreement with Ocwen relating to the Company’s operations, policies or practices.

On May 29, 2018, Ocwen entered into a separation and release agreement with Mr. Bourque pursuant to which he will receive a payment of $125,000. Mr. Bourque will also receive $50,000 in connection with his relocation from the U.S. Virgin Islands. Mr. Bourque provided the Company with a release of claims and agreed to comply with certain non-solicitation and other covenants under the separation and release agreement. The foregoing summary of Mr. Bourque’s separation and release agreement is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference.

The Company has commenced a review of both internal and external candidates to serve as the Company’s new chief financial officer.

Item 8.01	Other Events.

On May 30, 2018, the Company will make a voluntary prepayment in the amount of $25.0 million to the balance outstanding under its senior secured term loan. Following the prepayment, the Company will have approximately $244 million outstanding under its senior secured term loan.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Ocwen’s reports and filings with the SEC, including its 2017 Annual Report on Form 10-K and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on our website.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Full Release, dated May 29, 2018 between Ocwen Financial Corporation and Michael R. Bourque, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: May 29, 2018	By:	/s/ Ronald M. Faris
Ronald M. Faris
President and Chief Executive Officer